Exhibit 13.9

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 20-F of Inmarsat Global Limited (the “Company”) for the annual period ended 31 December 2006 (the “Periodic Report”), I, Andrew Sukawaty, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge the Periodic Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ANDREW SUKAWATY
Andrew Sukawaty Chief Executive Officer

Date: 29 April 2008